EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

The Board of Directors
Central Jersey Bancorp:

We consent to the incorporation by reference in Registration Statements No. 333-100893, No. 333-122468 and No. 333-125658 on Form S-8 and No. 333-131640 on
Form S-3 of Central Jersey Bancorp of our reports dated March 10, 2006 relating to the consolidated balance sheets of Central Jersey Bancorp and subsidiary as of December 31, 2005 and 2004, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2005, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Central Jersey Bancorp.

                                                      /s/ KPMG LLP

Short Hills, New Jersey
March 14, 2006